AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 22, 1996

                                                REGISTRATION NO. 33-____________

                     SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                           PRINCETON NATIONAL BANCORP, INC.
                (Exact name of registrant as specified in its charter)

                DELAWARE                                    36-3210283
     (State or other jurisdiction of                        (I.R.S. employer
     incorporation or organization)                         identification no.)

                                  606 S. MAIN STREET
                               PRINCETON, ILLINOIS 61356
             (Address of principal executive offices, including zip code)

                         CITIZENS FIRST NATIONAL BANK
                         401(K) & PROFIT SHARING PLAN
                               (Full title of the plan)

                                  D.E. VAN ORDSTRAND
                                       PRESIDENT
                           PRINCETON NATIONAL BANCORP, INC.
                                 606 SOUTH MAIN STREET
                              PRINCETON, ILLINOIS  61356
                        (Name and address of agent for service)

                                    (815) 875-4444
             (Telephone number, including area code, of agent for service)

                                    WITH A COPY TO:

                                 LINDA JEFFRIES WIGHT
                                 SCHIFF HARDIN & WAITE
                                   7200 SEARS TOWER
                                CHICAGO, ILLINOIS 60606
                                    (312) 258-5619

                          *---------------------------------*



                            CALCULATION OF REGISTRATION FEE

                                                                   Proposed               Proposed
                                                Amount              maximum                maximum
  Title of Securities to be Registered           to be          offering price            aggregate              Amount of
                                              registered           per share           offering price        registration fee
                                                  (1)                 (2)                    (2)                    (2)
Common Stock, par value $5.00 per share    15,000              $18.75                  y$281,250                $100
Interests in the Plan                        (3)                 (3)                     (3)                    (3)

(1) Based upon the number of shares that would be purchased by the trustee of the trust established in connection with the Princeton National Bancorp, Inc. 401(k) Plan during the three- to five-year period beginning with the effective date of this Registration Statement.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h).

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

                                PART II

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

           The following documents which have been filed by Princeton National Bancorp, Inc. (the "Registrant") are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1996 and June 30, 1996; and

     (c) The description of the Registrant's Common Stock, par value $5.00 per share, contained in the Registrant's Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the "Commission"), effective May 8, 1992.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

           Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

           Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), Article VII of the Registrant's Amended and Restated Certificate of Incorporation, and Article VIII of the Registrant's By-Laws, as restated, provide for the indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. The general effect of these provisions is to provide that the Registrant shall indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in the defense or settlement of any threatened, pending or completed action, suit or proceeding in which such persons are made a party by reason of being or having been a director of officer of Registrant, but only if it is determined that they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Such determination may be made by (i) a majority vote of a quorum consisting of disinterested directors, (ii) an independent legal counsel in a written opinion (if no such quorum is available or if a quorum of disinterested directors so directs), or (iii) the stockholders. The Registrant may pay expenses incurred by its directors and officers prior to the final disposition of such action, suit or proceeding, if the director or officer undertakes to repay such amount unless it is ultimately determined that they are entitled to be indemnified by the Registrant.

           The Registrant has insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

           As permitted pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Amended and Restated Certified of Incorporation of the Registrant eliminates the personal monetary liability of a director of the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability that results from (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) Section 174 of the General Corporation Law of the State of Delaware (which Section pertains to a director's liability for unlawful payments of dividends or unlawful stock purchases or redemptions); or
(iv) any transaction from which the director derived an improper personal benefit.


ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

ITEM 8.    EXHIBITS.

           The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

ITEM 9.    UNDERTAKINGS.

           The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

           THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of Illinois, on August 21, 1996.

                                      PRINCETON NATIONAL BANCORP, INC.
                                            (Registrant)


                                      By:  /S/ D.E. VAN ORDSTRAND
                                         -------------------------------------
                                          D.E. Van Ordstrand
                                          President and Chief Executive Officer

                           POWER OF ATTORNEY

           Each person whose signature appears below appoints D.E. Van Ordstrand and Tony J. Sorcic or either of them, as such person's true and lawful attorneys to execute in the name of each such person, and to file, any amendments to this registration statement that either of such attorneys may deem necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock, which amendments may make such changes in such registration statement as either of the above-named attorneys deems appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that either of said attorneys will do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     SIGNATURE                        TITLE                     DATE
/S/ D.E. VAN ORDSTRAND           President, Chief Executive     August 21, 1996
D. E. Van Ordstrand              Officer and Director
                                 (Principal Executive Officer)

/S/ TONY J. SORCIC               Executive Vice President       August 21, 1996
Tony J. Sorcic                   and Director
                                 (Principal Financial Officer)

/S/ DENNIS B. GUTHRIE            Treasurer                      August 21, 1996
Dennis B. Guthrie                (Principal Accounting
                                 Officer)

/S/ THOMAS R. LASIER             Chairman of the Board          August 21, 1996
Thomas R. Lasier                 and Director

/S/ DON S. BROWNING              Director                       August 21, 1996
Don S. Browning


/S/ JOHN ERNAT                   Director                       August 21, 1996
John Ernat


/S/ DONALD E. GRUBB              Director                       August 21, 1996
Donald E. Grubb


/S/ DR. HAROLD C. HUTCHINSON, JR.  Director                     August 21, 1996
Dr. Harold C. Hutchinson, Jr.


/S/ THOMAS M. LONGMAN            Director                       August 21, 1996
Thomas M. Longman


___________________________      Director
Erwin I. Pietsch


/S/ STEPHEN W. SAMET             Director                       August 21, 1996
Stephen W. Samet


     THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of Illinois, on August 21, 1996.


                                      CITIZENS FIRST NATIONAL BANK
                                      401(k) & Profit Sharing Plan


                                      By:   /S/ TODD D. FANNING
                                            Todd D. Fanning
                                            Controller

                             EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION


5               Opinion of Schiff Hardin & Waite.

23.1            Consent of KPMG Peat Marwick LLP.

23.2 Consent of Schiff Hardin & Waite (contained in their opinion filed as Exhibit 5).

24              Powers of Attorney (contained on the signature pages hereto).